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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Selected Financial Data" and "Experts" and to the use of our reports dated November 20, 1996, except for Note 10, as to which the date is December 19, 1996 with respect to ATL Products, Inc., and our report dated December 6, 1996 with respect to ATL Customer Service, in the Registration Statement (Forms S-1) and related Prospectus of ATL Products, Inc. for the registration of 1,895,000 shares of its Common Stock.

                                                  /s/ ERNST & YOUNG LLP

Orange County, California
December 19, 1996